SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                     MONTHLY PERIOD ENDING MARCH 31, 1997
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1996-A


             1.   The aggregate amount of the Investor
                  Percentage of Collections of Principal
                  Receivables................................$     60,559,732.83
                                                              ------------------

             2.   The aggregate amount of the Investor
                  Percentage of Collections of Finance
                  Charge Receivables (excluding Interchange).$      6,983,343.20
                                                              ------------------

             3.   The aggregate amount of the Investor
                  Percentage of Interchange..................$        651,675.95
                                                              ------------------

             4.   The aggregate amount of Servicer
                  Interchange................................$        416,666.67
                                                              ------------------

             5.   The aggregate amount of funds on deposit
                  in Finance Charge Account allocable to the
                  Series 1996-A   Certificates.............. $      7,218,352.48
                                                              ------------------

             6.   The aggregate amount of funds on deposit
                  in the Principal Account allocable to the
                  Series 1996-A  Certificates................$     60,559,732.83
                                                              ------------------

            7.    The aggregate amount of funds on deposit
                  in the Principal Funding Account allocable
                  to the Series 1996-A Certificates..........$              0.00
                                                              ------------------

             8.   The aggregate amount to be withdrawn from
                  the Finance Charge Account and paid in
                  accordance with the Loan Agreement
                  pursuant to Section 4.11...................$              0.00
                                                              ------------------

             9.   The excess, if any, of the Required
                  Collateral Interest over the Collateral
                  Interest...................................$              0.00
                                                              ------------------

            10.   The Collateral Interest on the Transfer
                  Date of the current calendar month, after
                  giving effect to the deposits and
                  withdrawals specified above, is equal to...$     40,000,000.00
                                                              ------------------

            11.   The amount of Monthly Interest, Deficiency
                  Amounts and Additional Interest payable to
                  the
                  (i)   Class A Certificateholders...........$      1,917,307.81
                                                              ------------------

                  (ii)  Class B Certificateholders...........$        149,949.13
                                                              ------------------

                  (iii) Collateral Interest Holder...........$        188,097.22
                                                              ------------------

            12.    The amount of principal payable to the
                  (i)   Class A Certificateholders...........$              0.00
                                                              ------------------

                  (ii)  Class B Certificateholders...........$              0.00
                                                              ------------------

                  (iii) Collateral Interest Holder...........$              0.00
                                                              ------------------

            13.   The sum of all amounts payable to the
                  (i)   Class A Certificateholders...........$      1,917,307.81
                                                              ------------------

                  (ii)  Class B Certificateholders ..........$        149,949.13
                                                              ------------------

                  (iii) Collateral Interest Holder...........$        188,097.22
                                                              ------------------

            14 To the knowledge of the undersigned, no Series 1996-A Pay Out Event or Trust
                  Pay Out Event has occurred except as
                  described below:

                        None







                  IN WITNESS  WHEREOF,  the  undersigned  has duly  executed and delivered this Certificate this 10th day of APRIL, 1997.
                                            ----        -----------

                                       BANK OF AMERICA NATIONAL ASSOCIATION

                                       Transferor and Servicer



                                       By:   /s/ MARGARET A. SPRUDE
                                            ------------------------------------
                                            Name:  Margaret A. Sprude
                                            Title: SVP & Chief Financial Officer